                                                                    EXHIBIT 10.1



                              EXCHANGE AGREEMENT

                                     Among

                             INLAND RESOURCES INC.

                           INLAND PRODUCTION COMPANY

                             INLAND REFINING, INC.

                                      and

                          TRUST COMPANY OF THE WEST,
                          a California trust company,
                       as Sub-Custodian for Mellon Bank
                 for the benefit of Account No. CPFF 873-3032

                             INLAND HOLDINGS LLC,
                    a California limited liability company

                          TCW PORTFOLIO NO. 1555 DR V
                        SUB-CUSTODY PARTNERSHIP, L.P.,
                       a California limited partnership

                                      and

          JOINT ENERGY DEVELOPMENT INVESTMENTS II LIMITED PARTNERSHIP



Dated as of September 21, 1999

                               TABLE OF CONTENTS

SECTION 1.   DEFINITIONS.........................................................    1

SECTION 2.   EXCHANGE OF SECURITIES..............................................    6
     2.1     Authorization and Issuance of the Preferred Stock and Common Stock..    6
     2.2     Exchange............................................................    7
     2.3     The Closing.........................................................    7
     2.4     Consent to Exchange.................................................    8
     2.5     Simultaneous Transactions...........................................    8

SECTION 3.   WARRANTIES, REPRESENTATIONS AND COVENANTS OF THE COMPANIES..........    8
     3.1     Organization and Authorization of the Issuer........................    8
     3.2     Capital Stock.......................................................    9
     3.3     Information Regarding the Issuer....................................   10
     3.4     Independent Engineering Report......................................   10
     3.5     Litigation..........................................................   11
     3.6     Absence of Undisclosed Liability....................................   11
     3.7     Governmental Consent................................................   11
     3.8     Compliance with Laws and Other Instruments of the Companies.........   11
     3.9     No Affiliate Ownership..............................................   12
     3.10    Compliance with Laws................................................   12
     3.11    Hedging.............................................................   12
     3.12    Absence of Certain Changes or Events................................   12
     3.13    Licenses and Permits................................................   12
     3.14    Taxes...............................................................   13
     3.15    ERISA Plans and Liabilities.........................................   13
     3.16    Private Offering....................................................   13
     3.17    Investment Companies Act and Public Utility Holding Companies Act...   13
     3.18    Environmental Laws..................................................   14
     3.19    Labor Relations.....................................................   15
     3.20    No Broker's or other Fees...........................................   15
     3.21    Bona Fide Debt Work-out.............................................   15

SECTION 4.   WARRANTIES, REPRESENTATIONS AND COVENANTS OF PURCHASERS and TCW.....   15
     4.1     Acquisition for Purchaser's Account.................................   15
     4.2     Investment Experience...............................................   15
     4.3     Securities not Registered...........................................   16
     4.4     Qualified Institutional Buyer; Accredited Investor..................   16

     4.5     Acknowledgement of Risk.............................................   16
     4.6     No Public Market....................................................   16
     4.7     Reliance by the Issuer..............................................   16
     4.8     No Public Solicitation..............................................   16
     4.9     Legal Holder........................................................   16
     4.10    Consent to Farmout..................................................   16
     4.11    Bona Fide Debt Work-out.............................................   16
     4.12    Value of JEDI New Securities........................................   17

SECTION 5.   PURCHASER AND TCW CONDITIONS TO CLOSING.............................   17
     5.1     TCW's and Holdings' Conditions to Closing...........................   17
     5.2     JEDI's Conditions to Closing........................................   18
     5.3     Closing Deliveries of the Companies.................................   20

SECTION 6.   ISSUER'S CONDITIONS TO CLOSING; REQUIRED DELIVERIES.................   21

SECTION 7.   TRANSFERABILITY OF NEW SECURITIES...................................   22
     7.1     Restrictive Legend..................................................   22
     7.2     Rule 144 and 144A...................................................   22

SECTION 8.   AFFIRMATIVE COVENANTS OF THE COMPANIES..............................   23
     8.1     Financial Statements................................................   23
     8.2     Management's Discussion and Results of Operations...................   23
     8.3     Certificates; Other Information.....................................   23
     8.4     Independent Engineering Report......................................   24
     8.5     Inspection of Property; Books and Records; Discussions..............   24
     8.6     Conduct of Business and Maintenance of Existence....................   24
     8.7     Maintenance of Property; Insurance..................................   24
     8.8     Directors' and Officers' Insurance..................................   24
     8.9     Taxes...............................................................   24
     8.10    Replacement of Instruments..........................................   25
     8.11    Costs and Expenses..................................................   25
     8.12    Contingent Issuance of Options to Holdings and JEDI.................   25
     8.13    Bank Compliance Certificates........................................   26
     8.14    Management Controls.................................................   26

SECTION 9.   Indemnity...........................................................   28

SECTION 10.  MISCELLANEOUS.......................................................   28
     10.1    Notices.............................................................   28
     10.2    Survival............................................................   29
     10.3    Successors and Assigns..............................................   29
     10.4    Amendment and Waiver, etc...........................................   29
     10.5    Counterparts........................................................   29

     10.6    Severability........................................................   29
     10.7    Governing Law.......................................................   30
     10.8    Expenses............................................................   30
     10.9    Specific Performance................................................   30
     10.10   Arbitration.........................................................   30

                        TABLE OF EXHIBITS AND SCHEDULES

Schedule 3.1      -    Subsidiaries and Liens thereon
Schedule 3.2(b)   -    Convertible Securities and Options
Schedule 3.2(c)   -    Registration Rights
Schedule 3.4      -    Initial Independent Engineering Report
Schedule 3.5      -    Litigation
Schedule 3.6      -    Liabilities
Schedule 3.7      -    Governmental Consents
Schedule 3.8      -    Required Consents
Schedule 3.10     -    Compliance with Oil and Gas Laws
Schedule 3.12     -    Hedging
Schedule 3.15     -    ERISA
Schedule 3.18     -    Environmental Laws
Schedule 5.1      -    Deferred Trade Payables
Schedule 8.12     -    Contingent Issuance of Options

Exhibit A         -    Preferred Stock Designation
Exhibit B         -    Form of Shareholders Agreement
Exhibit C         -    Form of Registration Rights Agreement
Exhibit D         -    Form of Opinion of Washington counsel to the Issuer
Exhibit E         -    Form of Opinion of New York counsel to the Companies
Exhibit F         -    Amendment to Farmout Agreement
Exhibit G         -    Form of Opinion of Utah counsel to the Companies
Exhibit H         -    [Intentionally Omitted]
Exhibit I         -    Form of Purchaser Adjustment Option
Exhibit J         -    Form of JEDI Release Agreement
Exhibit K         -    Form of TCW Release Agreement

                              EXCHANGE AGREEMENT

          This EXCHANGE AGREEMENT (this "Agreement") is dated as of September
                                         ---------
21, 1999 among INLAND RESOURCES INC., a Washington corporation (the "Issuer"),
                                                                     ------
INLAND PRODUCTION COMPANY, a Texas corporation ("IPC"), INLAND REFINING, INC., a
                                                 ---
Utah corporation ("Refining" and together with Issuer and IPC, the "Companies"),
                   --------                                         ---------
TRUST COMPANY OF THE WEST, a California trust company, as Sub-Custodian for Mellon Bank for the benefit of Account No. CPFF 873-3032 ("Fund V"), TCW
                                                           ------
PORTFOLIO NO. 1555 DR V SUB-CUSTODY PARTNERSHIP, L.P., a California limited partnership ("Portfolio," and collectively with Fund V, "TCW"), INLAND HOLDINGS
              ---------                                  ---
LLC, a California limited liability company ("Holdings") and Joint Energy
                                              --------
Development Investments II Limited Partnership, a Delaware limited partnership ("JEDI", and together with Holdings, the "Purchasers").
  ----                                    ----------

          WHEREAS, Fund V is presently the holder of $75 million in principal amount of junior secured debt of IPC (plus accrued and unpaid interest to the Closing Date, the "Fund V Debt") and Portfolio is the holder of warrants (the
                   -----------
"Portfolio Warrants," and together with the Fund V Debt, the "TCW Securities")
-------------------                                           --------------
to purchase 158,512 shares of the Issuer's common stock, $.001 par value per share (the "Common Stock");
            ------------

          WHEREAS, JEDI is presently the holder of 100,000 shares of Series C Preferred Stock (as defined below), plus accumulated dividends to the Closing Date;

          WHEREAS, Fund V and Portfolio are members of Holdings;

          WHEREAS, the Companies, TCW, Holdings and JEDI desire to consummate a transaction (the "Exchange") whereby (i) TCW will exchange its entire interest
                  --------
in the TCW Securities for the issuance to Holdings of (a) 10,757,747 shares (the "D Preferred Shares Number") of Series D Redeemable Preferred Stock of the
 -------------------------
Issuer, (b) 5,882,901 shares (the "Z Preferred Shares Number") of Series Z
                                   -------------------------
Preferred Stock of the Issuer and (c) 11,642,949 shares of the Issuer's Common Stock and (ii) JEDI will exchange its entire interest in 100,000 shares of the Series C Preferred Stock (and any accumulated dividends thereon, if any) for (a) 121,973 shares (the "E Preferred Shares Number") of the Series E Redeemable
                     -------------------------
Preferred Stock of the Issuer and (b) 2,920,975 shares of the Issuer's Common Stock, all subject to the terms and conditions set forth below.

          NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, the parties hereto, intending to be legally bound by the terms hereof, agree as follows:

     SECTION 1.    DEFINITIONS

          As used herein, the following terms shall have the following meanings.

          "10-Q Filing Date" shall have the meaning set forth in Section 3.3(a)
           ----------------
hereof.

          "1935 Act" shall have the meaning set forth in Section 3.17 hereof.
           --------

          "Agreement" shall have the meaning set forth in the preamble hereto.
           ---------

          "Annual Budget Plan" shall have the meaning ascribed to such term in
           ------------------
Section 8.14 hereof.
------------

          "Approved Annual Budget" shall have the meaning ascribed to such term
           ----------------------
in Section 8.14 hereof.
   ------------

          "Approved Budgets" shall have the meaning ascribed to such term in
           ----------------
Section 8.14 hereof.
------------

          "Approved Updated Budget" shall have the meaning ascribed to such term
           -----------------------
in Section 8.14 hereof.
   ------------

          "Akin Opinion" shall have the meaning set forth in Section 5.1(m)
           ------------
hereof.

          "Articles of Incorporation" shall mean the Articles of Incorporation
           -------------------------
of the Issuer, as amended from time to time.

          "Board of Directors" shall mean, with respect to a party, the board of
           ------------------
directors of such party.

          "Closing" shall have the meaning ascribed to such term in Section 2.3
           -------
hereof.

          "Closing Date" shall have the meaning ascribed to such term in Section
           ------------
2.3(c) hereof.

          "Commission" shall mean the United States Securities and Exchange
           ----------
Commission or any other similar or successor agency of the federal government administering the Securities Act.

          "Common Stock" shall have the meaning set forth in the recitals
           ------------
hereto.

          "Companies" shall have the meaning set forth in the preamble hereto.
           ---------

          "Credit Agreement" shall mean the Second Amended and Restated Credit
           ----------------
Agreement, among IPC, the Issuer, ING, as agent, and U.S. Bank National Association and MeesPierson Capital Corp., as lenders party thereto, dated as of the date hereof.

          "D Preferred Shares Number" shall have the meaning set forth in the
           -------------------------
recitals hereto.

          "E Preferred Shares Number" shall have the meaning set forth in the
           -------------------------
recitals
hereto.

          "Environmental Laws" shall mean any and all Laws relating to the
           ------------------
environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

          "ERISA Affiliate" shall mean each of the Companies and all members of
           ---------------
a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with each of the Companies, are treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

          "ERISA Plan" means any employee pension benefit plan subject to Title
           ----------
IV of ERISA maintained by any ERISA Affiliate with respect to which any of the Companies or the Subsidiaries has a fixed or contingent liability.

          "Evaluated Properties" shall have the meaning set forth in Section 3.4
           --------------------
hereof.

          "Exchange" shall have the meaning set forth in the recitals hereto.
           --------

          "Exchange Act" shall have the meaning set forth in Section 3.3(a)
           ------------
hereof.

          "Farmout Agreement" shall mean that certain Farmout Agreement dated as
           -----------------
of June 1, 1998 between IPC, the Issuer and Smith Management, LLC, as assigned to Smith Energy Partnership effective October 1, 1998 and as amended by Amendment No. One dated as of November 25, 1998.

          "Farmout Restructurings" shall have the meaning set forth in Section
           ----------------------
5.1(f) hereof.

          "Financial Statements" shall have the meaning set forth in Section
           --------------------
3.3(a) hereof.

          "Fund V" shall have the meaning set forth in the preamble hereto.
           ------

          "Fund V Debt" shall have the meaning set forth in the recitals hereto.
           -----------

          "GAAP" shall mean generally accepted accounting principles in the
           ----
United States of America in effect from time to time consistent with those utilized in preparing the audited Financial Statements.

          "Governmental Body" shall mean any Federal, state, municipal or other
           -----------------
3
governmental department, commission, court, tribunal, board, bureau, agency or instrumentality, domestic or foreign (including, without limitation, any bank regulatory authority).

          "Hazardous Materials" shall mean any substances regulated under any
           -------------------
Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

          "Holdings New Securities" shall have the meaning set forth in Section
           -----------------------
2.2(a) hereof.

          "Indemnified Party" shall have the meaning set forth in Section 9.
           -----------------

          "Independent Engineer" shall mean Ryder Scott Company or such other
           --------------------
independent engineering consultant firm acceptable to the Purchasers.

          "Independent Engineering Report" shall mean each engineering report
           ------------------------------
prepared by an Independent Engineer, which shall be (i) effective as of January 1/st/ of each year, (ii) in a form satisfactory to the Purchasers and (iii) prepared in accordance with the then existing standards of the Society of Petroleum Engineers.

          "ING" shall mean ING (U.S.) Capital Corporation.
           ---

          "Initial Independent Engineering Report" shall mean the engineering
           --------------------------------------
report prepared by Ryder Scott Company dated as of January 1, 1999 acceptable to the Purchasers and prepared in accordance with the then existing standards of the Society of Petroleum Engineers.

          "IPC" shall have the meaning set forth in the preamble hereto.
           ---

          "Issuer" shall have the meaning set forth in the preamble hereto.
           ------

          "JEDI" shall have the meaning set forth in the preamble hereto.
           ----

          "JEDI New Securities" shall have the meaning set forth in Section
           -------------------
2.2(b) hereof.

          "JEDI Release" shall mean a release of the Companies' obligations with
           ------------
respect to JEDI's 100,000 shares of Series C Preferred Stock, plus accumulated dividends thereon to the Closing Date, and any documents related thereto, including without limitation, that certain Securities Purchase Agreement dated July 21, 1997 between JEDI and Issuer, that certain Registration Rights Agreement dated July 21, 1997 between JEDI and Issuer and that certain Tagalong Agreement dated July 21, 1997 between JEDI and Pengo, pursuant to the Release Agreement in the form attached hereto as Exhibit J.

          "Law" shall mean any applicable statute, law, regulation, ordinance,
           ---
rule, treaty, judgment, order, decree, permit, concession, license or other governmental restriction of the United States or any state or political subdivision thereof or of any foreign country or any department, province or other political subdivision thereof.

          "Liability" shall have the meaning set forth in Section 3.6 hereof.
           ---------

          "Lien" shall mean, with respect to any Person, any mortgage, lien,
           ----
pledge, adverse claim, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease, upon or with respect to any property or asset of such Person, or the signing or filing by or with the consent of such Person of a financing statement that names such Person as debtor, or the signing of any security agreement authorizing any other Person as the secured party to file any financing statement.

          "Material Adverse Effect" shall mean, with respect to any Person, a
           -----------------------
material adverse effect on the business, properties, financial condition or operations of such Person.

          "New Securities" shall have the meaning set forth in Section 2.2(b)
           --------------
hereof.

          "Order" means any order, writ, injunction, decree, judgment, award,
           -----
determination, direction or demand.

          "Person" shall mean any individual, corporation, partnership, limited
           ------
liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

          "Portfolio Warrants" shall have the meaning set forth in the recitals
           ------------------
hereto.

          "Preferred Stock Designation" shall mean the amendment to the Articles
           ---------------------------
of Incorporation of the Issuer, setting forth the terms of the Series D Preferred Stock, Series E Preferred Stock and Series Z Preferred Stock, in the form attached hereto as Exhibit A or with such changes thereto as approved by the Purchasers and the Issuer.

          "Purchaser Adjustment Options" shall have the meaning set forth in
           ----------------------------
Section 8.12 hereof.
------------

          "Purchasers" shall have the meaning set forth in the preamble hereto.
           ----------

          "Randall Opinion" shall have the meaning set forth in Section 5.1(1)
           ---------------                                      --------------
hereof.

          "Refining" shall have the meaning set forth in the preamble hereto.
           --------

          "Registration Rights Agreement" shall have the meaning set forth in
           -----------------------------
Section 5.1(h) hereof.
--------------

          "Related Person" shall mean any of the Companies, their subsidiaries
           --------------
or affiliates, whether now existing or hereafter formed or acquired.

          "Requisite Ownership" shall have the meaning set forth in Section 8
           -------------------                                      ---------
hereof.

          "Responsible Officer" shall mean all officers of the Companies.
           -------------------

          "Restricted Securities" shall have the meaning set forth under Rule
           ---------------------
144 of the Securities Act.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or
           --------------
any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Senior Creditors" shall mean the lenders under the Credit Agreement.
           ----------------

          "Series C Preferred Stock" shall mean the Issuer's Series C Cumulative
           ------------------------
Convertible Preferred Stock, par value $.001 per share, all of the issued and outstanding shares of which are owned by JEDI.

          "Series D Preferred Stock" shall mean the Series D Redeemable
           ------------------------
Preferred Stock of the Issuer, par value $.001 per share, with the terms described in Exhibit A hereto.

          "Series E Preferred Stock" shall mean the Series E Redeemable
           ------------------------
Preferred Stock of the Issuer, par value $.001 per share, with the terms described in Exhibit A hereto.

          "Series Z Preferred Stock" shall mean the Series Z Convertible
           ------------------------
Preferred Stock of the Issuer, par value $.001 per share, with the terms described in Exhibit A hereto.

          "Shareholders Agreement" shall have the meaning set forth in Section
           ----------------------                                      -------
5.1(g) hereof.
------

          "Smith Group" shall mean Pengo Securities Corp., Smith Energy
           -----------
Partnership, Randall D. Smith, Barbara Stovall Smith, Jeffrey A. Smith, John W. Adams, Arthur J. Pasmas, and their respective affiliates.

          "Subsidiary" shall mean any entity in which any of the Companies has a
           ----------
50% or greater direct or indirect equity interest.

          "TCW" shall have the meaning set forth in the preamble hereto.
           ---

          "TCW Release" shall mean a release of the Companies' obligations under
           -----------
or with respect to the outstanding principal of and accrued interest on the Fund V Debt and any obligation with respect to the Portfolio Warrants pursuant to the Release Agreement in the form attached hereto as Exhibit K.

          "TCW Securities" shall have the meaning set forth in the recitals
           --------------
hereto.

          "Termination Event" shall mean (a) the occurrence with respect to any
           -----------------
ERISA Plan of (i) a reportable event described in Sections 4043(c)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(c) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by the Pension Benefit Guaranty Corporation under Section 4043(a) of ERISA, or (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or
(c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

          "Updated Budget" shall have the meaning set forth in Section 8.14
           --------------                                      ------------
hereof.

          "Utah Opinion" shall have the meaning set forth in Section 5.1(n)
           ------------                                      --------------
hereof.

          "Z Preferred Shares Number" shall have the meaning set forth in the
           -------------------------
recitals hereto.

     SECTION 2.    EXCHANGE OF SECURITIES

    2.1   Authorization and Issuance of the Preferred Stock and Common Stock.
          ------------------------------------------------------------------

   The Issuer has duly authorized the issuance of (a) a number of shares of the Series D Preferred Stock equal to the D Preferred Shares Number, (b) a number of shares of the Series E Preferred Stock equal to the E Preferred Shares Number,
(c) shares of Series Z Preferred Stock equal to the Z Preferred Shares Number and (d) 14,563,924 shares of Common Stock, pursuant to the terms of this Agreement.

    2.2   Exchange.
          --------


    (a)   Holdings. Upon the terms and conditions set forth herein, the Issuer
          --------
agrees to issue to Holdings, and Holdings agrees to accept, (i) the D Preferred Shares Number of Series D Preferred Stock, (ii) the Z Preferred Shares Number of Series Z Preferred Stock and (iii) 11,642,949 shares of Common Stock (collectively, the "Holdings New Securities") upon delivery to the Issuer of the
                    -----------------------
TCW Release and the notes and certificates evidencing the TCW Securities; TCW agrees to deliver and the Issuer agrees to accept the TCW Release and the notes and certificates evidencing the TCW Securities upon delivery to Holdings of the Holdings New Securities.

    (b)   JEDI.  Upon the terms and conditions set forth herein, the Issuer
          ----
agrees to issue to JEDI, and JEDI agrees to accept, (i) the E Preferred Shares Number of Series E Preferred Stock and (ii) 2,920,975 shares of Common Stock (collectively, the "JEDI New Securities" and, together with the Holdings New
                    -------------------
Securities, the "New Securities") upon delivery to the Issuer of the JEDI
                 --------------
Release and certificates evidencing JEDI's entire interest in 100,000 shares of the Series C Preferred Stock plus accumulated and unpaid dividends through the Closing Date; JEDI agrees to deliver and the Issuer agrees to accept the JEDI Release and the certificates evidencing JEDI's entire interest in 100,000 shares of Series C Preferred Stock, plus accumulated and unpaid dividends through the Closing Date, upon delivery to JEDI of the JEDI New Securities.

    2.3   The Closing.
          -----------

At the closing of the transactions described herein (the "Closing"),
                                                          -------

    (a) (i) TCW shall deliver to the Issuer the notes and certificates evidencing the TCW Securities, (ii) the Issuer shall accept and cancel the notes representing the Fund V Debt (including accrued and unpaid interest through the Closing Date) and the certificates representing the Portfolio Warrants, (iii) TCW shall deliver to the Issuer the TCW Release and (iv) the Issuer shall deliver to Holdings certificates representing the Holdings New Securities, registered in the denominations and names specified by Holdings.

    (b) (i) JEDI shall deliver to the Issuer the certificate(s) evidencing JEDI's entire interest in 100,000 shares of Series C Preferred Stock and accrued and unpaid dividends through the Closing Date, (ii) the Issuer shall accept and cancel such certificate(s), (iii) JEDI shall deliver to the Issuer the JEDI Release and (iv) the Issuer shall deliver to JEDI certificates representing the JEDI New Securities, registered in the denominations and names specified by JEDI.

    (c)   The Closing shall be held at the offices of Akin, Gump, Strauss,
Hauer & Feld, L.L.P., Houston, Texas, on the business day following satisfaction of the conditions set forth herein or at such other time and place as all parties to this Agreement may mutually agree (the "Closing Date").
                         ------------

    2.4     Consent to Exchange.
            -------------------

    (a) Prior to giving effect to the Exchange, JEDI is the record holder of 100,000 shares of Series C Preferred Stock, representing all of the issued and outstanding Series C Preferred Stock of the Issuer. By entering into this Agreement, JEDI hereby consents and agrees to the transactions constituting the Exchange as the sole holder of the Issuer's Series C Preferred Stock. Upon consummation of the transactions constituting the Exchange, no shares of the Issuer's Series C Preferred Stock will be outstanding.

    (b) Prior to giving effect to the Exchange, Fund V is the holder of the Fund V Debt and Portfolio is the holder of the Portfolio V Warrants. By entering into this Agreement, Fund V and Portfolio hereby consent and agree to the transactions constituting the Exchange. Upon consummation of such transactions, neither the Fund V Debt nor the Portfolio Warrants will be outstanding.

    2.5     Simultaneous Transactions.
            -------------------------

   All transactions set forth as part of the Exchange and the transactions contemplated by Sections 5.1(d) and 5.2(e) hereof shall be deemed to take place
                --------------------------
simultaneously and each transaction shall be contingent upon the consummation of all such transactions.

   SECTION 3.     WARRANTIES, REPRESENTATIONS AND COVENANTS OF THE COMPANIES.

            Each of the Companies hereby represent, warrant and covenant to each of the Purchasers that, as of the date hereof;

    3.1     Organization and Authorization of the Issuer.
            --------------------------------------------

    (a) Each of the Companies, and their respective Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to own or hold under lease the property it purports to own or hold under lease and to transact the business in which it is presently engaged or presently proposes to engage and (iii) is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or held under lease by it or the nature of the business transacted by it requires such qualification except where failure to so qualify could not reasonably be expected to have a Material Adverse Effect on the Companies taken as a whole.

    (b) Each of the Companies has all requisite power and authority to execute and deliver this Agreement, and any other documents or agreements contemplated hereby and thereby to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder. The Issuer has all requisite power and authority to issue the New Securities. The execution and delivery of this Agreement and the issuance of New Securities, the performance of this Agreement, and the execution, delivery and performance of any other documents or agreements to which any of the Companies is a party contemplated hereby and thereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by the Board of Directors of the respective Companies. Each of this Agreement, and any other document or agreement to which any of the Companies is a party contemplated hereby or thereby has been (or on the Closing Date will have been) duly authorized, executed and delivered by, and each is (or, when duly executed and delivered on the Closing Date, will be) the valid and binding obligation of, such Company, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally.

          (c)  Schedule 3.1 hereof contains a true and correct list of the
               ------------
Subsidiaries and their respective partnership interests. Neither the Companies nor the Subsidiaries own, directly or indirectly, any capital stock, joint venture or partnership interests in or other equity interest in any other Person other than those Subsidiaries set forth on Schedule 3.1 hereof. Except as set
                                           ------------
forth on Schedule 3.1, each of the Companies has good and valid title to all the
         ------------
outstanding stock of each of its respective Subsidiaries, in each case, free and clear of all liens and encumbrances.

     3.2   Capital Stock.
           ---------------

     (a) Upon the issuance of the New Securities under this Agreement and after the filing of the Preferred Stock Designation, the total number of shares of capital stock which the Issuer will have authority to issue under the Articles of Incorporation is a maximum of (i) 25,000,000 shares of Common Stock, of which 23,093,689 will be issued and outstanding, all of which outstanding shares will have been duly and validly issued and will be fully paid and nonassessable, and (ii) 20,000,000 shares of Class A preferred stock, of which the D Preferred Shares Number will be designated as Series D Preferred Stock, the E Preferred Shares Number will be designated as Series E Preferred Stock and the Z Preferred Shares Number will be designated as Series Z Preferred Stock and all of which shares will be issued and outstanding, duly and validly issued and fully paid and nonassessable. Immediately prior to the issuance of the New Securities under this Agreement, 25,000,000 shares of Common Stock were authorized, of which 8,529,765 shares were issued and outstanding, and 20,000,000 shares of Class A preferred stock were authorized, of which 100,000 shares, designated as Series C Preferred Stock, were issued and outstanding.

     (b) As of the date hereof, the Issuer does not, and as of the Closing Date, each without giving effect to the Exchange, the Issuer will not, have outstanding any capital stock or other securities convertible into or exchangeable for any of its capital stock or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements (contingent or otherwise) providing for the issuance of, or any calls, commitments or claims of any character relating to, any of its capital stock or any securities convertible into or exchangeable for any of its capital stock, other than as set forth on Schedule 3.2(b) hereto (which
                                              ---------------
schedule shall include the exercise price (except for the warrants of ING, US Bank and MeesPierson post-Closing) and number of shares on a pre-Closing and post-Closing basis).

     (c) As of the date hereof, the Issuer does not have any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its capital stock or obligation evidencing the right of the holder thereof to purchase any of its capital stock. There is not in effect on the date hereof any agreement by the Issuer (other than this Agreement) or any of its Subsidiaries pursuant to which any holders of securities of the Issuer or any of its Subsidiaries have a right to cause the Issuer to register such securities under the Securities Act other than as set forth on Schedule 3.2(c) hereto.
                                                    ---------------

     (d) The New Securities will, when issued in accordance with this Agreement, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges.

     3.3   Information Regarding the Issuer.
           --------------------------------

     (a) The audited consolidated financial statements of the Issuer and its Subsidiaries as filed with the Commission in accordance with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange
                                                                      --------
Act"), for the three most recent fiscal years (and the unaudited interim periods
---
reported therein and through the date hereof) (collectively, the "Financial
                                                                  ---------
Statements") fairly present in all material respects the financial position of
----------
the Issuer and its Subsidiaries as of the respective dates of such balance sheets and the results of the Issuer and its Subsidiaries operations for the respective periods covered by such statements of operations, stockholders' equity and cash flows, and have been prepared in accordance with GAAP consistently applied throughout the periods involved. There are no material liabilities, contingent or otherwise, of the Issuer and its Subsidiaries as of the date hereof and as of the Closing Date required to be reflected in a balance sheet prepared in accordance with GAAP which are not reflected in such balance sheets. Since the date of the Issuer's most recent quarterly report on form 10-Q (the "10-Q Filing Date"), there have been no changes in the assets,
        ----------------
liabilities or financial position of the Issuer and its Subsidiaries from that set forth in the balance sheet as of such date, other than changes in the ordinary course of business which have not, either individually or in the aggregate, had a Material Adverse Effect on the Companies taken as a whole.

     (b) As of their respective dates, the Financial Statements did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since the 10-Q Filing Date, there has been no change in the business, properties, financial condition or operations which has had a Material Adverse Effect on the Companies taken as a whole.

     3.4   Independent Engineering Report.
           ------------------------------

   The Companies have delivered to the Purchasers, in form satisfactory to the Purchasers, results of the Initial Independent Engineering Report on the fields and properties listed therein or attached thereto (the "Evaluated Properties")
                                                        --------------------
in which the Companies will have interests as of the Closing Date. The Initial Independent Engineering Report is the latest engineering report available to the Companies relating to the Evaluated Properties. To the knowledge of the Responsible Officers, the Companies have provided no materially false or misleading information to and have not withheld from the engineer preparing or who prepared the Initial Independent Engineering Report any material information with respect to the preparation of the Independent Engineering Report. The Responsible Officers and the officers of Refining are not aware of any facts or circumstances that should reasonably cause the Companies to conclude that (i) any of the information that was supplied by the Companies to the Independent Engineer in connection with its preparation of the Independent Engineering Report was not correct or (ii) the Independent Engineering Report is incorrect in any material respect.

     3.5  Litigation.
          ----------

    Except as set forth in Schedule 3.5, (i) there are no actions, suits,
                           ------------
investigations or legal, equitable, arbitrative or administrative proceedings pending or, to the knowledge of any Responsible Officer of the Companies, currently threatened against the Companies or the Subsidiaries before any Governmental Body which could cause a Material Adverse Effect on the Companies, either individually or in the aggregate; and (ii) there are no outstanding judgments, injunctions, writs, rulings or orders by any Governmental Body against any of the Companies, the Subsidiaries or their respective directors or officers which could have a Material Adverse Effect on the Companies, either individually or in the aggregate.

     3.6  Absence of Undisclosed Liability.
          --------------------------------

    None of the Companies nor any of the Subsidiaries has any material direct or indirect liability, indebtedness, obligation, expense, claim, deficiency, guarantee or endorsement of or by any person (other than endorsements of notes, bills and checks presented to banks for collection deposit in the ordinary course of business) of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise (a "Liability"), other than the Liabilities (i) that are
                           ---------
reflected, accrued or reserved for in the most recent quarterly balance sheet of the Issuer filed pursuant to the Exchange Act with the Commission, or (ii) arising in the ordinary course of the Companies' or the Subsidiaries' businesses consistent with past practice which would not result in a Material Adverse Effect on the Companies taken as a whole or (iii) that are disclosed in Schedule
                                                                        --------
3.6. Except as shown in the notes to the Issuer's most recent annual and
---
quarterly financial statements filed pursuant to the Exchange Act with the Commission or disclosed on Schedule 3.6 hereof, none of the Companies nor any of
                           ------------
the Subsidiaries is subject to or restricted by any franchise, contract, deed, charter restriction or other instrument or restriction which could reasonably be expected to have a Material Adverse Effect on the Companies taken as a whole.

     3.7  Governmental Consent.
          --------------------

   Other than the filing of the Preferred Stock Designation and filings required by applicable state securities laws and any other consents or approvals listed in Schedule 3.7 hereof, which shall be made or obtained prior to Closing by the
   ------------
Companies, neither the nature of the Companies, the Subsidiaries, their respective businesses or properties, nor any relationship between the Companies or any Subsidiary and any other Person, nor (except as expressly provided for in this Agreement) any circumstance in connection with the offer, issue or sale of the New Securities, is such as to require consent, approval or authorization of, or filing, registration or qualification with, any Governmental Body on the part of the Companies as a condition to the execution, delivery and performance of this Agreement and any other documents or agreements contemplated hereby.

     3.8  Compliance with Laws and Other Instruments of the Companies.
          -----------------------------------------------------------

   The consummation of the transactions contemplated by this Agreement and the execution, delivery and performance of the terms and provisions of this Agreement, the New Securities, or any other document or agreement contemplated hereby or thereby will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Companies or the Subsidiaries under, any corporate charter or bylaws, or material indenture, mortgage, deed of trust, bank loan or credit agreement, or other material agreement or instrument to which the Companies or the Subsidiaries are a party or by which the Companies or the Subsidiaries or any of their properties may be bound or affected (taking into consideration the required consents set forth on Schedule 3.8 hereof), (ii) conflict with or
                               ------------
result in a breach of any of the terms, conditions or provisions of any Order of any court, arbitrator or Governmental Body applicable to the Companies, or (iii) violate any provision of any statute or other rule or regulation of any Governmental Body applicable to the Companies or the Subsidiaries.

     3.9  No Affiliate Ownership.
          ----------------------

   Except as set forth in the Issuer's most recent Annual Report on Form 10-K, as amended, its most recent proxy statement, or its Quarterly Reports filed on Form 10-Q after such Annual Report on file with the Commission, no Person controlled by, controlling or under common control with any of the Companies (other than the Subsidiaries) owns any interest in any of the Evaluated Properties or any other material asset of the Companies or the Subsidiaries.

     3.10 Compliance with Laws.
          --------------------

   Except as set forth in Schedule 3.10, to the knowledge of the Companies, the
                          -------------
Companies and the Subsidiaries have complied with all applicable laws relating to the production of oil and gas from their properties, leases or assets and any of their assets, rights or interests relating thereto, the conduct of drilling and production operations with respect to their oil and gas properties, leases, or assets and any of their assets, rights or interests relating thereto and the regulation thereof, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect on the Companies taken as a whole.

     3.11      Hedging
               -------

   Except as set forth in Schedule 3.11, as of the date of this Agreement,
                          -------------
neither the Companies nor any of the Subsidiaries is bound by futures, hedge, swap, collar, put, call, floor, cap, option or other contracts that are intended to benefit from or reduce or eliminate the risk or fluctuations in the price of commodities, including hydrocarbons, or securities.

     3.12      Absence of Certain Changes or Events
               ------------------------------------

   Except for events contemplated by this Agreement or disclosed in any schedule hereto, since the filing date of the Issuer's most recent quarterly report on Form 10-Q with the Commission no event has occurred with respect to the Companies or the Subsidiaries, or the condition of their material assets or the Evaluated Properties, that has resulted in or could reasonably be expected to result in a Material Adverse Effect on the Companies taken as a whole, except as has been publicly disclosed in the Issuer's filings with the Commission. The Issuer has reported on the appropriate form all events or happenings with respect to the Companies or the Subsidiaries or the condition of their material assets or the Evaluated Properties that are required to be disclosed under the Exchange Act.

     3.13      Licenses and Permits
               --------------------

   The Companies and the Subsidiaries have obtained and hold in full force and effect all licenses, permits, franchises, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, patents, copyrights, trademarks and trade names, or rights thereto, consents and approvals required to conduct their business substantially as it is now conducted and as it is currently proposed to be conducted, without known conflict with the rights of others, except as has been disclosed in the Issuer's filings with the Commission or except for such failures to obtain or hold or such conflicts as would not have a Material Adverse Effect on the Companies taken as a whole.

     3.14      Taxes
               -----

   The Companies and the Subsidiaries have (i) filed all tax returns with all appropriate Federal, state, local and foreign taxing authorities that are required to have been filed by or with respect to the Companies and the Subsidiaries as of the date of this Agreement, and such tax returns are true, correct and complete in all material respects; and (ii) paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by the Companies and the Subsidiaries to the extent the same have become due and payable and before they have become delinquent, except for any taxes and assessments the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Companies have set aside on its books reserves (segregated to the extent required by GAAP) deemed by it to be adequate. The Companies know of no proposed material tax assessment against the Companies or the Subsidiaries and in the opinion of the Companies all tax liabilities are adequately provided for on the books of the Companies.

     3.15      ERISA Plans and Liabilities
               ---------------------------

   All currently existing ERISA Plans are listed on Schedule 3.15 hereof.
Except as disclosed in the Issuer's most recent annual and quarterly financial statements filed under the Exchange Act with the Commission or on Schedule 3.15
                                                                  -------------
hereof, no Termination Event has occurred with respect to any ERISA Plan and all ERISA Plans are in compliance with ERISA in all material respects. No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA. Except as set forth in Schedule 3.15: (i) no "accumulated funding
                               -------------
deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (ii) the current value of each ERISA Plan's benefit obligations does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $500,000.

     3.16      Private Offering
               ----------------

   During the six months prior to the Closing Date, neither the Companies nor any other Person acting on behalf of the Companies has offered any of the New Securities or any other securities of the Companies (excluding options or warrants to employees and shares issuable upon exercise or conversion of securities outstanding prior to the date hereof) for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any Person other than prospective purchasers who are "accredited investors", as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Companies agree that neither the Companies nor anyone acting on their behalf has offered or will offer the New Securities or any part thereof or any similar securities for issue or sale to, or has solicited or will solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the New Securities under Section 5 of the Securities Act. Based in part on the representations of the Purchasers set forth herein and on the Preferred Stock Designation, the offer, sale and issuance of the New Securities in conformity with the terms of this Agreement are exempt from the registration requirements of the Securities Act and any applicable state securities laws.

     3.17      Investment Companies Act and Public Utility Holding Companies Act
               -----------------------------------------------------------------

   None of the Companies or the Subsidiaries is considered an "investment company" or a person directly or indirectly controlled by or acting on behalf of an "investment company" within the meaning of the Investment Company Act of 1940, as amended. None of the Companies or the Subsidiaries owns or operates any facility used for the generation, transmission or distribution for sale of electrical energy or any facility used for the retail distribution of natural or manufactured gas, each within the meaning of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"). None of the Companies or the
                              --------
Subsidiaries is an "electrical utility company" within the meaning of the 1935 Act. None of the Companies or the Subsidiaries is (i) a "holding company," (ii) a "subsidiary company," an "affiliate" or "associate company" of a "holding company" or (iii) an "affiliate" of a "subsidiary company" of a "holding company," each within the meaning of the 1935 Act. None of the Companies or the Subsidiaries is subject to regulation as a public utility or public service company (or similar designation) by any state in the United States, by the United States, by any foreign country or by any agency or instrumentality of any of the foregoing.

     3.18      Environmental Laws
               ------------------

   The sole representations of the Companies with respect to environmental matters are set forth in this Section 3.18. To the extent representations in
                              ------------
other sections of this Agreement also could apply to environmental matters, including, but not limited to Environmental Laws, such representations shall be construed to exclude environmental matters and to apply only to matters other than environmental matters. Except (a) as to matters not within the Companies' knowledge, (b) as could not reasonably be expected to have a Material Adverse Effect on the Companies taken as a whole, or (c) as set forth on Schedule 3.18
                                                                 -------------
hereto,

     (a) The Companies and the Subsidiaries are conducting their businesses in compliance in all material respects with all applicable Environmental Laws, and have all permits, licenses and authorizations required under Environmental Laws in connection with the conduct of their businesses, and each of the Companies and the Subsidiaries is in compliance in all material respects with the terms and conditions of all such permits, licenses and authorizations, and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law.

     (b) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed, and no investigation or review is pending or to the knowledge of any of the Companies threatened, by any Governmental Body or any other Person with respect to (i) any actual or alleged treatment, storage, transportation, disposal, or release of any Hazardous Materials, either by any of the Companies or the Subsidiaries or on any property owned by any of the Companies or the Subsidiaries, (ii) any material remedial action which might be needed to respond to any such alleged treatment, storage, transportation, disposal, or release, or (iii) any alleged failure by any of the Companies or the Subsidiaries to have any permit, license or authorization required in connection with the conduct of its business or with respect to any such treatment, storage, transportation, disposal, or release.

     (c) No Hazardous Materials have been released or disposed of, in a quantity or manner required to be reported under or otherwise in violation of applicable law, by any of the Companies or the Subsidiaries at, on or under any properties owned or leased by any of the Companies or the Subsidiaries.

     (d) There are no Liens existing under or pursuant to any Environmental Laws on any of the real properties or properties owned or leased by any of the Companies or the Subsidiaries, and to the knowledge of the Companies no government actions have been taken or are in process which could subject any of such properties to such Liens.

     3.19      Labor Relations
               ---------------

   No material unfair labor practice complaint or sex, age, race or other discrimination claim has been brought during the five years prior to the Closing Date against the Companies or any of the Subsidiaries before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental Body. During that period, each of the Companies and the Subsidiaries has complied in all material respects with all applicable laws, ordinances, regulations, statutes, rules and restrictions relating to the employment of labor, including, without limitation, those relating to hiring, promotion, employment and pay practices, terms and conditions of employment, federal and state wages and hours laws, immigration, and collective bargaining. During the five years prior to the Closing Date, no strike, slowdown, picketing or work stoppage by any union or other group of employees against the Companies, any Subsidiary or any of their properties wherever located, and no secondary boycott with respect to their products, lockout by them of any of their employees or any other labor trouble or other occurrence, event or condition of a similar character, has occurred or, to the knowledge of the Responsible Officers, been threatened which has had or could be expected to have a Material Adverse Effect on the Companies taken as a whole.

     3.20      No Broker's or other Fees
               -------------------------

   Other than with respect to the fairness opinion required pursuant to Section
                                                                        -------
5.1(i), no broker, finder or investment banker is entitled to any fee or
------
commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Companies.

     3.21      Bona Fide Debt Work-out
               -----------------------

   Within the meaning of 16 C.F.R. sec 802.63(a), the acquisition by Holdings of the voting securities of the Issuer pursuant to the Exchange will be an acquisition of voting securities in connection with a bona fide debt work-out by a creditor of the Companies.

     SECTION_4.     WARRANTIES, REPRESENTATIONS AND COVENANTS OF PURCHASERS
AND TCW.

          Other than with respect to Sections 4.10, 4.11 and 4.12 (which provisions apply only to the parties specified), each of the Purchasers and TCW, severally and not jointly, hereby represents, warrants and covenants to the Issuer with respect to such party, as follows:

     4.1       Acquisition for Purchaser's Account
               -----------------------------------

   Each Purchaser, severally and not jointly, represents and warrants to the Issuer that it is acquiring and will acquire its New Securities for its own account, with no present intention of distributing or reselling such securities or any part thereof in violation of applicable securities laws.

     4.2       Investment Experience
               ---------------------

   Each Purchaser and TCW has such knowledge and experience in financial and business matters, including investing in securities of new and speculative companies, as to be able to evaluate the merits and risks of an investment in its New Securities.

     4.3       Securities not Registered
               -------------------------

   Each Purchaser acknowledges that its New Securities have not been registered under the Securities Act or the securities laws of any state in the United States or any other jurisdiction and may not be offered or sold by such Purchaser unless subsequently registered under the Securities Act (if applicable to the transaction) and any other securities laws or unless exemptions from the registration or other requirements thereof are available for the transaction.

     4.4       Qualified Institutional Buyer; Accredited Investor
               --------------------------------------------------

   Each Purchaser represents that it is a Qualified Institutional Buyer (as defined in Rule 144A promulgated under the Securities Act) and/or an Accredited Investor within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as presently in effect.

     4.5       Acknowledgement of Risk
               -----------------------

   Each Purchaser acknowledges that an investment in its New Securities involves a high degree of risk and represents that it understands the economic risk of such investment. Each Purchaser is prepared to bear the economic risk of retaining its New Securities for an indefinite period, all without prejudice, however, to the rights of such Purchaser, in accordance with this Agreement, lawfully to sell or otherwise dispose of all or any part of any New Securities held by it.

     4.6        No Public Market
                ----------------

   Each Purchaser understands that no public market now exists for its New Securities and that the Issuer has made no assurances with respect to any secondary market for such securities.

     4.7       Reliance by the Issuer
               ----------------------

   Each Purchaser understands and acknowledges that the Issuer will be relying upon its respective representations and warranties set forth in this Agreement in issuing Purchaser's New Securities to such Purchaser.

     4.8       No Public Solicitation
               ----------------------

   The issuing of each Purchaser's New Securities to such Purchaser was made through direct, personal communication between such Purchaser and a representative of the Issuer and not through public solicitation and advertising.

     4.9       Legal Holder
               ------------

   Each of JEDI and TCW is the sole legal and beneficial holder of its Securities to be exchanged by such party hereunder and is conveying its Securities to the Issuer, free and clear of any liens, claims, interests, charges and encumbrances. Each of JEDI and TCW has neither previously sold, assigned, conveyed, transferred or otherwise disposed of, in whole or in part, its securities to be exchanged hereunder, nor entered into any agreement to sell, assign, convey, transfer or otherwise dispose of, in whole or in part, its securities to be exchanged hereunder.

     4.10      Consent to Farmout
               ------------------

   TCW and each Purchaser consents to the terms of the restructuring or amendment to the terms of the existing Farmout Agreement described in Sections 5.1(f) and 5.2(g) below.

     4.11      Bona Fide Debt Work-out
               -----------------------

   TCW and Holdings each warrant and represent that, within the meaning of 16 C.F.R. sec 802.63(a), Holding's acquisition of voting securities pursuant to the Exchange will be an acquisition in connection with a bona fide debt work-out by a creditor in a bona fide credit transaction entered into in the ordinary course of the creditor's business.

     4.12      Value of JEDI New Securities
               ----------------------------

   JEDI represents and warrants that it has determined that the fair market value of the JEDI New Securities is less than $15,000,000.

     SECTION 5.     PURCHASER AND TCW CONDITIONS TO CLOSING.

     5.1       TCW 's and Holdings' Conditions to Closing
               ------------------------------------------

   As a condition to the obligations of TCW and Holdings hereunder and prior to the issuance of the New Securities, the following conditions precedent shall be satisfied (in form and substance reasonably satisfactory to TCW, Holdings and their counsel):

     (a) Each of the representations and warranties of the Companies contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing. TCW and Holdings shall have received one or more certificates of the Companies signed by the Chief Executive Officer or President and the Chief Financial Officer or Secretary of such Company to that effect.

     (b) The internal Investment Committee of TCW shall have approved the terms of this Agreement, the Exchange, the New Securities and any other transactions related hereto or thereto.

     (c) Since the date of this Agreement, there shall not have occurred any event or events which, individually or in the aggregate, would have, or could be reasonably expected to have a Material Adverse Effect on the financial condition, business or prospects of the Companies, the Subsidiaries, or any of them or their properties.

     (d) The Senior Creditors shall have agreed to a restructuring and commitment with respect to the outstanding indebtedness of the Companies under the Credit Agreement on terms acceptable to TCW and Holdings including, but not limited to, a restructuring of the amortization of such debt and a provision for additional borrowing capacity under the Credit Agreement.

     (e)       Creditors of the Companies listed on Schedule 5.1 hereto shall
                                                    ------------
either (i) if such debt is evidenced by a promissory note, deferral agreement, or other similar document providing for extended payment terms, not be in default under such promissory note, deferral agreement, or other similar document or (ii) if such debt is not evidenced by such a document, the holder of such debt has not commenced any action for the collection of such debt or in respect of any lien or encumbrance securing such debt.

     (f) The Companies and Smith Management LLC (and its affiliates party thereto) shall have agreed to a restructuring or amendment to the terms of the existing Farmout Agreement (the "Farmout Restructurings"), such amendment
                                 ----------------------
substantially in the form attached hereto as Exhibit F.

     (g) The Smith Group and the Purchasers shall have executed a shareholders agreement (the "Shareholders Agreement") substantially in the form
                             ----------------------
attached hereto as Exhibit B.

     (h) The Issuer, the Smith Group and the Purchasers shall have executed a registration rights agreement (the "Registration Rights Agreement"),
                                               -----------------------------
in the form attached hereto as Exhibit C.

     (i) The Board of Directors of the Issuer and each of IPC's and Refining's Boards of Directors shall have approved, as applicable, the terms of this Agreement, the Exchange, the New Securities and any other transactions related thereto, and the Board of Directors of the Issuer shall have received an opinion of an investment bank that the Exchange is fair, from a financial point of view, to the existing public holders of the Issuer's Common Stock.

     (j) All consents, approvals and authorizations, including shareholder, regulatory and other approvals shall have been obtained in form and in substance reasonably satisfactory to TCW and Holdings.

     (k) All other documents required by this Agreement, relating to the Exchange, the New Securities or any transaction related thereto or as may be requested by TCW and Holdings, shall have been prepared and shall contain representations, warranties, and indemnities in form and in substance reasonably satisfactory to TCW, Holdings and their counsel.

     (l) TCW and Holdings shall have received the opinion of Randall & Danskin P.S., counsel to the Issuer, substantially in the form attached hereto as Exhibit D (the "Randall Opinion") as to matters of Washington law.
                   ---------------

     (m) TCW and Holdings shall have received the opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel to the Companies, substantially in the form attached hereto as Exhibit E (the "Akin Opinion").
                                        ------------

     (n) TCW and Holdings shall have received the opinion of Van Cott, Bagley, Cornwall & McCarthy, counsel to Refining, substantially in the form attached hereto as Exhibit G (the "Utah Opinion") as to matters of Utah law.
                                   ------------

     (o)       Each of the Closing Conditions of JEDI set forth in Section 5.2
                                                                   -----------
hereof shall have been satisfied or waived by JEDI.

     (p)       Each of the Companies, at Closing, shall have executed the TCW
Release.

     (q) Holdings shall have received certificates representing the Holdings New Securities.

     5.2       JEDI's Conditions to Closing
               ----------------------------

   As a condition to the obligations of JEDI hereunder and prior to the issuance of the New Securities, the following conditions precedent shall be satisfied (in form and substance reasonably satisfactory to JEDI and its counsel):

     (a) Each of the representations and warranties of the Companies contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing. JEDI shall have received one or more certificates of the Companies signed by the President or Chief Executive Officer and the Chief Financial Officer or Secretary of such Company to that effect.

     (b) JEDI shall have completed a satisfactory due diligence review of the Companies including, but not limited to, a review of the engineering, economics and projections of all properties owned or leased by the Companies, including the refinery, all environmental documents, financial projections and accounting and control systems of the Companies.

     (c) The general partner of JEDI shall have approved the terms of this Agreement, the Exchange, the New Securities and any other transactions related hereto or thereto.

     (d) Since the date of this Agreement, there shall not have occurred any event or events which, individually or in the aggregate, would have, or could be reasonably expected to have a Material Adverse Effect on the financial condition, business or prospects of the Companies, the Subsidiaries or any of them or their properties.

     (e) The Senior Creditors shall have agreed to a restructuring and commitment with respect to the outstanding indebtedness of the Companies under the Credit Agreement on terms acceptable to JEDI including, but not limited to, a restructuring of the amortization of such debt and a provision for additional borrowing capacity under the Credit Agreement.

     (f)       Creditors of the Companies listed on Schedule 5.1 hereto shall
                                                    ------------
either (i) if such debt is evidenced by a promissory note, deferral agreement, or other similar document providing for extended payment terms, not be in default under such promissory note, deferral agreement, or other similar document or (ii) if such debt is not evidenced by such a document, the holder of such debt has not commenced any action for the collection of such debt or in respect of any lien or encumbrance securing such debt.

     (g) The Companies and Smith Management LLC (and its affiliates party thereto) shall have agreed to a restructuring or amendment to the terms of the Farmout Agreement, such amendment substantially in the form attached hereto as Exhibit F.

     (h) The Smith Group and the Purchasers shall have executed the Shareholders Agreement.

     (i) The Issuer, the Smith Group and the Purchasers shall have executed the Registration Rights Agreement.

     (j) The Board of Directors of the Issuer and each of IPC's and Refining's Boards of Directors shall approve, as applicable, the terms of this Agreement, the Exchange, the New Securities and any other transactions related thereto, and the Board of Directors of the Issuer shall receive an opinion of an investment bank that the Exchange is fair, from a financial point of view, to the existing public holders of the Issuer's Common Stock.

     (k) All consents, approvals and authorizations, including shareholder, regulatory and other approvals shall have been obtained in form and in substance reasonably satisfactory to JEDI.

     (l) All other documents required by this Agreement, relating to the Exchange, the New Securities or any transaction related thereto or as may be requested by JEDI, shall have been prepared and shall contain representations, warranties, and indemnities in form and in substance reasonably satisfactory to JEDI and its counsel.

     (m)       JEDI shall have received the Randall Opinion.

     (n)       JEDI shall have received the Akin Opinion.

     (o)       JEDI shall have received the Utah Opinion.

     (p)       Each of the Closing Conditions of TCW and Holdings under Section
                                                                        -------
5.1 hereof shall have been satisfied or waived by TCW
---
and Holdings and the closing of the TCW
and Holdings transactions in the Exchange shall occur simultaneously with the closing of the JEDI transactions.

     (q)       Each of the Companies, at Closing, shall have executed the JEDI
Release.

     (r) JEDI shall have received certificates representing the JEDI New Securities.

     5.3       Closing Deliveries of the Companies
               -----------------------------------

   As a condition to the obligations of TCW and the Purchasers hereunder and prior to the issuance of the New Securities, the Companies shall have delivered to the Purchasers (in form and substance satisfactory to TCW, the Purchasers and their counsel):

     (a) A certificate, dated as of the Closing Date, of the Secretary or an Assistant Secretary of each of IPC and Refining,

               (i) attaching a true and complete copy of the resolutions of the Boards of Directors of each of IPC and Refining, and of all documents evidencing other necessary corporate or shareholder action taken by each of IPC and Refining in connection with the matters contemplated by this Agreement;

               (ii) attaching a true and complete copy of the bylaws of each of IPC and Refining; and

               (iii) setting forth the incumbency of the officer or officers of IPC and Refining who sign this Agreement or any other documents related hereto, including therein a signature specimen of such officer or officers.

     (b) A certificate, dated as of the Closing Date, of the Secretary or an Assistant Secretary of the Issuer,

               (i) attaching a true and complete copy of the resolutions of the Board of Directors of the Issuer, and of all documents evidencing other necessary corporate or shareholder action (in form and substance reasonably satisfactory to the Purchasers and to their counsel) taken by the Issuer in connection with the matters contemplated by this Agreement;

               (ii) attaching a true and complete copy of the Preferred Stock Designation;

               (iii) attaching a true and complete copy of the bylaws of the Issuer; and

               (iv) setting forth the incumbency of the officer or officers of IPC and Refining who sign this Agreement, the New Securities or any other document related hereto or thereto, including therein a signature specimen of such officer or officers.

     (c) Certificates of good standing (including tax status, if applicable) of the each of the Companies under the laws of their respective states of incorporation and as foreign corporations in every state in which their ownership of property or their conduct of business requires qualification or registration as a foreign corporation, except for jurisdictions wherein the failure to be so qualified would not have a Material Adverse Effect on the Companies and the Subsidiaries, taken as a whole.

     (d) A copy of the Initial Independent Engineering Report, certified or otherwise approved by the engineer preparing such report.

     (e) Such other documents, agreements, instruments, certificates and evidence relating to the matters necessary to undertake the Exchange as contemplated by this Agreement as the Purchasers or their counsel shall reasonably require.

     SECTION 6.     ISSUER'S CONDITIONS TO CLOSING; REQUIRED DELIVERIES

   As a condition to the obligations of the Companies hereunder and prior to the issuance of the New Securities, the following conditions precedent shall be satisfied (in form and substance reasonably satisfactory to the Companies and their counsel):

     (a) Each of the representations and warranties of TCW, Holdings and JEDI contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing. The Companies shall have received a certificate from each of TCW, Holdings, Portfolio and JEDI to that effect.

     (b) All consents, approvals and authorizations, including shareholder, regulatory and other approvals shall have been obtained in form and in substance reasonably satisfactory to the Companies.

     (c) TCW shall, at Closing, execute and deliver the TCW Release and JEDI shall, at Closing, execute and deliver the JEDI Release.

     (d) The Senior Creditors shall have released all security interests or similar interests with respect to the property or assets under or related to the Farmout Agreement.

     (e) The Board of Directors of the Issuer shall have received an opinion of an investment bank that the Exchange is fair, from a financial point of view, to the existing public holders of the Issuer's Common Stock.

     (f) The Issuer shall have received from Fund V cancelled notes representing the Fund V Debt.

     (g) The Issuer shall have received from Portfolio cancelled certificates representing the Portfolio Warrants.

     (h) The Issuer shall have received from JEDI cancelled certificates evidencing JEDI's entire interest in 100,000 shares of Series C Preferred Stock.

     (i) The Senior Creditors shall have agreed to a restructuring and commitment with respect to the outstanding indebtedness of the Companies under the Credit Agreement on terms acceptable to the Issuer and IPC including, but not limited to, a restructuring of the amortization of such debt and a provision for additional borrowing capacity under the Credit Agreement.

     SECTION 7.     TRANSFERABILITY OF NEW SECURITIES.

     7.1       Restrictive Legend
               ------------------

 . Each certificate for Series D Preferred Stock, Series E Preferred Stock, Series Z Preferred Stock and Common Stock issued under this Agreement shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, and may be transferred only if registered pursuant to the provisions of such Securities Act or if an exemption from registration is available."

provided, that such restrictive legend shall not be required after the date on
--------
which the securities evidenced by a certificate bearing such restrictive legend no longer constitute Restricted Securities, and upon the request of the holder of such certificate, the Issuer, without expense to the holder, shall issue a new certificate not bearing the restrictive legend otherwise required to be borne thereby. In addition, each New Security shall bear the legends required under the Shareholders Agreement.

     7.2       Rule 144 and 144A
               -----------------

 . At all times, in order to permit the holders of Series D Preferred Stock, Series E Preferred Stock, Series Z Preferred Stock and Common Stock, to transfer if they so desire, pursuant to Rule 144 or 144A promulgated by the Commission (or any successor to such rule), the Issuer will comply with all rules and regulations of the Commission applicable in connection with use of Rule 144 and 144A (or any successor rules thereto), including the provision of information concerning the Issuer to such holders and the timely filing of all reports with the Commission in order to enable such holders, if they so elect, to utilize Rule 144 or 144A, and the Issuer will cause any restrictive legends to be removed and any transfer restrictions to be rescinded with respect to any sale of Series D Preferred Stock, Series E Preferred Stock, Series Z Preferred Stock or Common Stock which is exempt from registration under the Securities Act pursuant to

Rule 144 or 144A.

     SECTION 8      AFFIRMATIVE COVENANTS OF THE COMPANIES

          The Companies hereby warrant, covenant and agree that, so long as a Purchaser beneficially owns either (i) five percent (5%) of the outstanding Common Stock and Series Z Preferred Stock or (ii) 10% of the outstanding shares of Series D Preferred Stock or Series E Preferred Stock, as applicable, acquired under this Agreement (except with respect to Sections 8.9, 8.10, 8.11, 8.12 and
                                             ------------------------------
8.14 below for which no threshold or different ownership thresholds as specified
----
therein shall apply) (the "Requisite Ownership"):
                           -------------------

     8.1       Financial Statements
               --------------------

 . The Companies shall furnish and deliver to the Purchasers, at the Companies' expense:

     (a)       as soon as available, but in any event within one hundred twenty
(120) days after the end of each fiscal year, a copy of the consolidated balance sheet of the Companies and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, audited by Arthur Anderson LLP or another independent certified public accountants of nationally recognized standing reasonably acceptable to the Purchasers; and

     (b) as soon as available, but in any event within fifty (50) days after the end of each of the first three quarterly periods of each fiscal year, the unaudited consolidated balance sheet of the Companies and their consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, certified by the chief financial officer of the Issuer as being fairly stated in all material respects when considered in relation to the consolidated financial statements of the Companies and their consolidated Subsidiaries (subject to normal year-end adjustments).

     (c)       The requirements of this Section 8.1 shall be satisfied without
                                        -----------
further action on the part of the Companies if the Issuer is timely filing all reports with the Commission under the Exchange Act.

     8.2       Management's Discussion and Results of Operations
               -------------------------------------------------

 .  The Companies shall furnish and deliver to the Purchasers, at the
Companies' expense, as soon as available, but in any event within fifty (50) days after the end of each calendar quarter, a quarterly management's discussion and results of operations as compared to the budget for such quarter. The requirements of this Section 8.2 shall be satisfied without further action on
                     -----------
the part of the Companies if the Issuer is timely filing all reports with the Commission under the Exchange Act.

     8.3       Certificates; Other Information
               -------------------------------

 . The Issuer shall deliver, not more than thirty (30) days prior to the end of each fiscal year of the Companies, a copy of the projections by the Companies of the monthly operating budget and cash flow budget of the Companies and the Subsidiaries for the succeeding fiscal year, such projections to be accompanied by a certificate of the chief financial officer to the effect that such projections have been prepared on the basis of sound financial planning practice and that such officer has no reason to believe they are incorrect or misleading in any material respect.

     8.4       Independent Engineering Report
               ------------------------------

 . As soon as available after the end of each calendar year, but in any event no later than March 1 of each such year, the Companies, at their expense, shall promptly furnish, or cause to be promptly furnished, to the Purchasers, an annual Independent Engineering Report.

     8.5       Inspection of Property; Books and Records; Discussions
               ------------------------------------------------------

 . The Companies shall keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to their business and activities; and permit representatives of the Purchasers to visit and inspect any of its properties and examine and make abstracts from any of their books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Companies and the Subsidiaries with officers and employees of the Companies and the Subsidiaries and with their independent certified public accountants and attorneys.

     8.6       Conduct of Business and Maintenance of Existence
               ------------------------------------------------

 . The Companies shall continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business. Each of the Companies shall perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound.

     8.7       Maintenance of Property; Insurance
               ----------------------------------

 . The Companies shall keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all their property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business;
and furnish to the Purchasers, upon written request, full information as to the insurance carried.

     8.8       Directors' and Officers' Insurance
               ----------------------------------

 . The Companies shall maintain, with financially sound and reputable insurance companies, insurance on all their directors and officers in at least such amounts and against at least such risks as are in effect as of the date hereof and on or before October 1, 1999, the Companies shall have increased the amount of such policy to an amount not less than $10 million and furnish to the Purchasers, upon written request, full information as to the insurance carried.

     8.9       Taxes
               -----

 . The Companies will pay all taxes (other than Federal, State or local income taxes) which may be payable in connection with the execution and delivery of this Agreement or the issuance and sale of the New Securities hereunder or in connection with any modification of the New Securities and will save the Purchasers harmless without limitation as to time against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay such taxes. The obligations of the Companies under this Section 8.9 shall survive any redemption, repurchase or acquisition of the New Securities by the Companies and the termination of this Agreement.

     8.10      Replacement of Instruments
               --------------------------

 . Upon receipt by the Issuer of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any certificate or instrument evidencing any of the New Securities, and

     (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that, if the owner of the same is a commercial bank or an institutional lender or investor, its own agreement of indemnity shall be deemed to be satisfactory), or

     (b) in the case of mutilation, upon surrender and cancellation thereof, the Issuer, at its expense, will execute, register and deliver, in lieu thereof, a new certificate or instrument for (or covering the purchase of) an equal number of shares of the New Securities.

     8.11      Costs and Expenses
               ------------------

 . So long as Holdings holds any shares of Series D Preferred Stock, the Companies shall pay the reasonable legal, engineering and other out-of-pocket costs and expenses of Holdings and its affiliates relating to their dealings with, for or on behalf of the Companies. So long as JEDI holds any shares of Series E Preferred Stock, the Companies shall pay the reasonable legal costs and expenses of JEDI and its affiliates relating to their dealings with, for or on behalf of the Companies

     8.12      Contingent Issuance of Options to Holdings and JEDI
               ---------------------------------------------------

 . The parties hereto acknowledge and agree that the numbers of shares of Series Z Preferred Stock and Common Stock of Issuer to be issued to Holdings and JEDI in the Exchange have been agreed to by Holdings and JEDI based upon certain understandings and agreements that such shares would represent certain percentages of the fully diluted ownership of the Series Z Preferred Stock and Common Stock of the Issuer which percentages would change if any of the options or warrants listed on Schedule 8.12 (individually, a "Schedule 8.12 Option" and collectively, the "Schedule 8.12
                  --------------------                         -------------
Options") are exercised. In consideration of the agreement of Holdings and JEDI
-------
not to require an increase in the number of shares of Series Z Preferred Stock and Common Stock to be issued in the Exchange, the parties hereto agree that if at any time any Schedule 8.12 Option is exercised by the holder thereof (an "Exercised 8.12 Option"), then within twenty (20) days after the date notice of
 ---------------------
 such exercise is received by the Issuer, the Issuer shall issue to Holdings and JEDI options to purchase shares of Common Stock in the form attached hereto as
 Exhibit I (the "Purchaser Adjustment Options") having the same per share
                 ----------------------------
 exercise price and termination date as the Exercised 8.12 Option, except that
 (a) the Purchaser Adjustment Option issued to Holdings shall be for a number of shares equal to 200% of the number of shares issued with respect to the Exercised 8.12 Option, (b) the Purchaser Adjustment Option issued to JEDI shall be for a number of shares equal to 33.33% (rounding to the nearest whole number of shares) of the number of shares issued with respect to the Exercised 8.12 Option, and (c) the Purchaser Adjustment Options shall have a minimum term of not less than sixty (60) days. In the event that any Schedule 8.12 Option is hereafter amended or otherwise modified, then the Purchaser Adjustment Options issuable upon the exercise thereof shall be similarly amended or modified; provided, that no amendments to the Schedule 8.12 Options or the Purchaser Adjustment Options may be made as to per share exercise price or shares issuable upon conversion thereof. In addition, the voluntary cancellation or termination of any Schedule 8.12 Option either concurrently with or substantially contemporaneously with the issuance to the holders of such cancelled or terminated Schedule 8.12 Options of new options or rights to purchase securities of Issuer hereafter approved by the Issuer's Board shall not be deemed or construed to be an amendment or modification of the Schedule
 8.12 Options for purposes of this section.

     8.13      Bank Compliance Certificates
               ----------------------------

 . The Companies shall deliver to Purchasers at the same time as the Companies deliver to the agent under the Credit Agreement or the agent under any replacement credit agreement all compliance certificates pursuant to Section
6.13 of the Credit Agreement delivered to the agent under the Credit Agreement and any other similar notices or reports pursuant to the Credit Agreement or a replacement credit agreement.

     8.14      Management Controls
               -------------------

 . The failure by the Issuer to comply with any of the covenants set forth below, unless specifically waived in writing by Holdings, shall entitle Holdings to a right to specific performance, other equitable remedies or damages available under applicable law. The holders of the Series E Preferred Stock shall have no rights or remedies under this Section 8.14 other than the right to
                                            ------------
receive copies of the Annual Budget Plan, Approved Annual Budget, Updated Budget and Approved Updated Budget pursuant to subsections (a) and (b) hereof.

     (a) The Issuer hereby agrees that, so long as Holdings controls or holds Series D Preferred Stock with a liquidation preference of $25 million or more, the Issuer shall within thirty (30) days prior to the fiscal year end deliver to Holdings, a proposed detailed budget plan (the "Annual Budget Plan"),
                                                           ------------------
on both a consolidated and consolidating basis, for the operations of the Companies and the Subsidiaries for the next fiscal year, prepared by the Issuer's officers and employees and certified by the chief financial officer of the Issuer, which Holdings shall have the right, in its sole discretion to approve, modify or disapprove in whole or in part, including on a "line item" basis. Any Annual Budget Plan (or any portion thereof) approved in writing by Holdings is herein referred to as an "Approved Annual Budget". A copy of the
                                      ----------------------
Annual Budget Plan and the Approved Annual Budget shall be provided to holders of the Series E Preferred Stock holding in excess of 49% of the outstanding Series E Preferred Stock, unless such holders request not to receive copies of such budgets.

     (b) The Issuer hereby agrees that, so long as Holdings controls or holds Series D Preferred Stock with a liquidation preference of $25 million or more, the Issuer shall deliver on or immediately prior to June 10 of each year to Holdings, an update of the Approved Annual Budget for that year (the "Updated
                                                                         -------
Budget"), on both a consolidated and consolidating basis, for the operations of
------
the Companies and the Subsidiaries for that year, prepared by the Issuer's officers and employees and certified by the chief financial officer of the Issuer, which Holdings shall have the right, in its sole discretion to approve, modify or disapprove in whole or in part, including on a "line item" basis. Any Updated Budget (or any items therein or portion thereof) approved in writing by Holdings is herein referred to as an "Approved Updated Budget" and together with
                                      -----------------------
the Approved Annual Budget, the "Approved Budgets."  A copy of the Updated
                                 ----------------
Budget and the Approved Updated Budget shall be provided to the holders of the Series E Preferred Stock holding in excess of 49% of the outstanding Series E Preferred Stock, unless such holders request not to receive copies of such budgets. No actions on the part of the Issuer's Board or its officers or employees shall be permitted without prior approval of Holdings after June 30 of each year for which an Updated Budget for such year has not been approved (until such time as an Updated Budget for such year has been approved in accordance herewith).

     (c) The Issuer hereby agrees that, so long as Holdings controls or holds Series D Preferred Stock with a liquidation preference of $25 million, without the prior written approval of Holdings, the Issuer shall not, and shall not permit any of its subsidiaries to, directly or indirectly:

               (i) Make or commit to make any individual expenditures over $25,000 for any purpose that is not set forth or otherwise expressly contemplated in the latest Approved Budget;

               (ii) Convey, sell, lease, assign, transfer or otherwise dispose of any property, business or assets (including, without limitation, receivables and leasehold interests) with a value that exceeds $25,000 individually whether now owned or hereafter acquired;

               (iii) Approve the annual or other compensation for any officer or director, or any salary increases or bonus payments, benefit packages, form of employment agreements, expense reimbursement guidelines (and exceptions thereto) or any other adjustment to the compensation for any officer or director;

               (iv)      Change any of its accounting practices or procedures;

               (v) Create, incur, assume or suffer to exist any indebtedness for borrowed money or any other indebtedness in an individual amount in excess of $25,000, except indebtedness under hedging contracts approved by the Board in compliance with the senior debt of the Issuer;

               (vi) Assume any liabilities or issue any guarantees for any amount, except in the case of any liabilities or guarantees in an individual amount that does not exceed $25,000;

               (vii) Commence or settle any litigation where the amount in controversy exceeds $25,000 or injunctive relief is sought;

               (viii) Transfer, loan, assign or otherwise convey any assets or monies to subsidiaries of the Companies;

               (ix) Amend or alter the Credit Agreement or any documents relating to other indebtedness in an individual amount in excess of $25,000;

               (x) Approve any reimbursements to the senior officers of the Companies for expense accounts, travel expenses or any other reimbursable out-of-pocket expenses in excess of $3,000 in any calendar month with respect to any officer; and

               (xi) Approve the hiring or termination of management employees.

          provided, however, that nothing in this Section 8.14 shall be
          --------  -------                       ------------
          construed to require the approval of Holdings for, or otherwise render invalid, any action by any Company, taken or directed by an officer or other employee of any Company in good faith in or in response to explosion, fire, flood or other emergency or exigent circumstances to prevent loss of life or injury to persons or property or to comply with applicable governmental or regulatory requirements including without limitation Environmental Laws, but the Companies shall, as promptly as possible, report such emergency or exigent circumstances and the actions taken with respect thereto to Holdings.

   SECTION 9.     INDEMNITY

 . The Companies jointly and severally agree to indemnify each Indemnified Party, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any
                                      ---------------------
extent (in whole or in part) may be imposed on, incurred by, or asserted against such Indemnified Party growing out of, resulting from or in any other way associated with this Agreement, the Exchange or any of the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Related Person or any liabilities or duties of any Related Person or of any Indemnified Party with respect to Hazardous Materials found in or released into the environment).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR ARE IN ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY INDEMNIFIED PARTY,

provided only that no Indemnified Party shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. As used in this section the term"

Indemnified Party" refers to each of Fund V, Portfolio, TCW Asset Management
-----------------
Company, a California corporation, Trust Company of the West, a California trust company, Holdings, JEDI (and each of their affiliates) and each director, officer, agent, trustee, manager, member, partner, shareholder, principal, attorney, employee, representative and affiliate of any such Person.

     SECTION_10.    MISCELLANEOUS

     10.1      Notices
               -------

     (a) All communications under this Agreement shall be in writing and shall be effective (a) upon hand delivery or delivery by telecopy or facsimile, if delivered on a business day during normal business hours where such notice is to be received or the first business day following such delivery if delivered other than on a business day during normal business hours where such notice is to be received or (b) on the second business day following the date of mailing by first class mail, postage prepaid or by express courier service, fully prepaid or upon actual receipt of such mailing, whichever shall first occur:

               (i) if to any party hereto, at its address for notices specified beneath its name on the signature page hereof, or at such other address as it may have furnished in writing to the Issuer, or

               (ii) if to any other Person who is the registered holder of any New Securities, to the address for the purpose of such holder as it appears in the stock ledger of the Issuer.

     10.2      Survival
               --------

 . All representations and warranties and covenants made by the Companies herein or in any certificate or other instrument delivered by them or on their behalf under this Agreement shall be considered to have been relied upon by TCW and the Purchasers and shall survive the issuance of the New Securities regardless of any investigation made by or on behalf of TCW and/or the Purchasers.

     10.3      Successors and Assigns
               ----------------------

 . Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties whether so expressed or not; provided, that the benefits of Section 8
                                     --------                       ---------
shall inure to the benefit of affiliates of the Purchasers or their transferees holding the Requisite Ownership.

     10.4      Amendment and Waiver, etc
               -------------------------

 . This Agreement may be amended, but only with the written consent of each of the Companies, TCW and the Purchasers. No failure or delay on the part of any of TCW, the Purchasers or the Companies in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to TCW and/or the Purchasers at law or in equity or otherwise. No waiver of or consent to any departure by the Companies from any provision of this Agreement shall be effective unless signed in writing by each of the Purchasers who then holds either five percent (5%) of the outstanding Common Stock and Series Z Preferred Stock or any Series D Preferred Stock or Series E Preferred Stock.

     10.5      Counterparts
               ------------

 . Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

     10.6      Severability
               ------------

 . In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     10.7      Governing Law.
               -------------

  This Agreement shall be construed in accordance with and governed by the law of the State of New York as applicable to contracts.

     10.8      Expenses.
               --------

  Whether or not the transactions contemplated by this Agreement close, the Companies will pay all costs and expenses incurred by the Purchasers (a) relating to the negotiation, execution and delivery of this Agreement and the issuance of the New Securities (including, without limitation, reasonable fees, office charges and expenses of counsel to TCW, Milbank, Tweed, Hadley & McCloy LLP, and counsel to JEDI, Vinson & Elkins), (b) relating to printing the instruments evidencing the New Securities, (c) relating to any amendments, waivers or consents under this Agreement to the same extent as set forth in clause (a) and (b) above incident to the enforcement by the Purchasers of, or the protection or preservation of any right or remedy of the Purchasers under, this Agreement, or any other document or agreement furnished pursuant hereto or thereto or in connection herewith or therewith (including, without limitation, reasonable fees and expenses of counsel), (d) relating to third party engineering and outside accounting costs, and (e) relating to any future dealings associated with the transactions relating to this Agreement and the Exchange (including any engineering, legal, and outside accounting costs). The Companies shall pay such costs and expenses, to the extent then payable, on the date of issuance of the New Securities or, with respect to those matters described in clauses (b), (c), (d) and (e) above thereafter from time to time upon demand by the Purchasers upon presentation, in each such case, of a statement thereof. Additionally, the Companies shall pay an additional $25,000 to each of TCW and JEDI (in addition to any payments made for each party's costs and expenses as set forth herein) at Closing.

     10.9      Specific Performance.
               --------------------

  The Companies recognize that money damages may be inadequate to compensate the Purchasers for a breach by the Companies of their obligations hereunder, and the Companies irrevocably agree that the Purchasers shall be entitled to the remedy of specific performance or the granting of such other equitable remedies as may be awarded pursuant to the arbitration described in Section 10.10 below or by a court of competent jurisdiction after the arbitration in Section 10.10 below in order to afford the Purchasers the benefits of this Agreement and that the Companies shall not object and hereby waive any right to object to such remedy or such granting of other equitable remedies on the grounds that money damages will not be sufficient to compensate the Purchasers.

     10.10     Arbitration.
               -----------

  THE PARTIES AGREE THAT IF ANY DISPUTE SHOULD ARISE UNDER THE TERMS AND PROVISIONS OF THIS AGREEMENT, EACH PARTY WAIVES ANY RIGHT TO COMMENCE LEGAL ACTION OR ARBITRATION OTHER THAN AS PROVIDED UNDER THE TERMS OF THIS AGREEMENT, AND THIS AGREEMENT SHALL PROVIDE THE SOLE AND EXCLUSIVE REMEDY FOR RESOLUTION OF DISPUTES.

     (a) THE DETERMINATION OF THE ARBITRATOR WILL BE FINAL AND BINDING UPON EACH PARTY AND EACH PARTY SPECIFICALLY WAIVES ANY RIGHT TO CLAIM THAT THE ARBITRATOR HAS EXCEEDED THE SCOPE OF THE ARBITRATION, HAS DISREGARDED EVIDENCE OR PRINCIPLES OF LAW, AND FURTHER WAIVES ANY RIGHT TO DISCLAIM THE QUALIFICATION OR FUNCTION OF THE ARBITRATOR IN ANY MANNER OR FASHION.

     (b)  IF SUCH A DISPUTE HAS ONLY TWO PARTIES, EACH PARTY SHALL SELECT
ONE ARBITRATOR, AND THOSE ARBITRATORS SHALL SELECT A THIRD ARBITRATOR. IF THE PARTIES DISPUTE THE SELECTION OF THE ARBITRATOR(S) AND CANNOT AGREE UPON THE IDENTIFICATION OF THE ARBITRATOR(S) WITHIN THIRTY (30) DAYS FROM THE MAILING OF THE OBJECTION, A PETITION FOR APPOINTMENT OF ARBITRATOR SHALL BE FILED WITH THE SUPERIOR COURT OF THE COUNTY OF LOS ANGELES, CALIFORNIA. IF SUCH A DISPUTE HAS MORE THAN TWO PARTIES, ALL SUCH PARTIES SHALL WITHIN THIRTY (30) DAYS (i) APPOINT TWO ARBITRATORS UPON AGREEMENT OF ALL SUCH PARTIES OR IF SUCH PARTIES CANNOT SO AGREE (ii) APPROVE TWO ARBITRATOR'S SELECTED BY THE AMERICAN ARBITRATION ASSOCIATION. THE TWO ARBITRATORS SELECTED SHALL THEN SELECT A THIRD ARBITRATOR. THE ARBITRATION SHALL BE HELD IN LOS ANGELES, CALIFORNIA PURSUANT TO THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION AND THE NEW YORK CODE OF CIVIL PROCEDURE.

     (c) THE ARBITRATOR'S FEES AND FEES AND COSTS OF PETITIONING FOR THE APPOINTMENT OF THE ARBITRATOR SHALL BE PAID BY THE COMPANIES. THE ARBITRATOR, UPON RENDERING ITS AWARD, SHALL DETERMINE THE PARTY THAT PREVAILED BASED UPON WRITTEN STATEMENTS MADE BY EACH PARTY AT THE COMMENCEMENT OF THE ARBITRATION AS TO THE POSITION OF THE PARTIES AND THEIR ALTERNATIVES FOR SETTLING THE MATTER AND THEREAFTER IN ACCORDANCE WITH THE RULES FOR THE FURTHER PRESENTATION OF EVIDENCE AS SET FORTH BY THE ARBITRATOR. A STATEMENT OF A PROPOSED SETTLEMENT SHALL NOT BE BINDING UPON ANY PARTY AND SHALL NOT BE CONSIDERED AS EVIDENCE BY THE ARBITRATOR EXCEPT TO THE EXTENT THAT THE ARBITRATOR UPON MAKING ITS SOLE AND INDEPENDENT DETERMINATION SHALL DETERMINE THE PARTY WHICH PREVAILED BASED UPON THE PROPOSALS FOR SETTLEMENT OF THE MATTER MADE BY EACH PARTY AND SHALL DETERMINE THAT THE NON-PREVAILING PARTY SHALL PAY SOME OR ALL OF THE COSTS OF ARBITRATION INCLUDING

ANY COSTS INCURRED BY THE ARBITRATOR IN EMPLOYING EXPERTS TO ADVISE THE ARBITRATOR IN REGARD TO SPECIFIC SUBJECTS OR QUESTIONS. THE ARBITRATOR MAY FURTHER AWARD THE COST OF ATTORNEYS' FEES OR EXPERT WITNESSES CONSULTED OR EMPLOYED IN THE PREPARATION OR PRESENTATION OF EVIDENCE TO THE ARBITRATOR BY THE PREVAILING PARTY IF, IN THE ARBITRATOR'S DETERMINATION, THE POSITION OF THE NONPREVAILING PARTY WAS NOT REASONABLY TAKEN OR MAINTAINED OR WAS BASED UPON A FAILURE TO PROPERLY EXCHANGE OR COMMUNICATE INFORMATION WITH THE PREVAILING PARTY IN REGARD TO THE SUBJECT SUBMITTED TO ARBITRATION.

     (d) THE ARBITRATOR'S DETERMINATION MAY FURTHER PROVIDE FOR PROSPECTIVE ENFORCEMENT AND DIRECTIONS FOR THE PARTIES TO COMPLY WITH INCLUDING WITHOUT LIMITATION PERMANENT INJUNCTIVE RELIEF. UNDER SUCH CIRCUMSTANCES, THE ARBITRATOR'S AWARD SHALL BE BINDING UPON THE PARTIES AND SHALL BE UNDERTAKEN AND PERFORMED BY EACH OF THE PARTIES UNTIL SUCH TIME AS THE ARBITRATOR'S DIRECTIONS TO THE PARTY SHALL LAPSE BY THEIR TERM, OR THE ARBITRATOR SHALL NOTIFY THE PARTIES THAT THOSE TERMS ARE NO LONGER IN FORCE OR EFFECT OR SHALL MODIFY THOSE TERMS.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Exchange Agreement as of the date first above written.

                              INLAND RESOURCES INC.,
                              a Washington corporation


                              By: /s/ Kyle R. Miller
                                  ----------------------------
                                  Kyle R. Miller
                                  Co-Chief Executive Officer

                              410 17/th/ Street, Suite 700
                              Denver, Colorado 80202
                              Attention: Kyle Miller
                              Telephone: (303) 893-0102
                              Facsimile: (303) 893-0103



                              INLAND PRODUCTION COMPANY,
                              a Texas corporation


                              By: /s/ Kyle R. Miller
                                  ----------------------
                                  Kyle R. Miller
                                  Chief Executive Officer


                              Address for Notices:

                              410 17/th/ Street, Suite 700
                              Denver, Colorado 80202
                              Attention: Kyle Miller
                              Telephone: (303) 893-0102
                              Facsimile: (303) 893-0103

                              INLAND REFINING, INC.,
                              a Utah corporation


                              By: /s/ Tim H. Trawick
                                 ----------------------
                                  Tim H. Trawick
                                  Title:

                              Address for Notices:

                              410 17/th/ Street, Suite 700
                              Denver, Colorado 80202
                              Attention: Kyle Miller
                              Telephone: (303) 893-0102
                              Facsimile: (303) 893-0103

                              TRUST COMPANY OF THE WEST, a California trust company, as Sub-Custodian for Mellon Bank for the benefit of Account No. CPFF 873-3032,



                              By: /s/ Thomas F. Mehlberg
                                  -----------------------
                                  Thomas F. Mehlberg
                                  Managing Director


                              By: /s/ Marc MacAluso
                                  ----------------------
                                  Marc MacAluso
                                  Senior Vice President

                              Address for Notices:

                              865 S. Figueroa Street
                              Los Angeles, California 90017
                              Attention: Arthur R. Carlson
                              Telephone: (213) 244-0053
                              Facsimile: (213) 244-0604

                              With copies to:

                              TCW Asset Management Company
                              1000 Louisana
                              Suite 2175
                              Houston, Texas 77002
                              Attention: Marc MacAluso
                              Telephone: (713) 615-7415
                              Facsimile: (713) 615-7460

                              Milbank, Tweed, Hadley & McCloy LLP
                              601 S. Figueroa Street
                              Los Angeles, California 90017
                              Attention: David A. Lamb, Esq.
                              Telephone: (213) 892-4000
                              Facsimile: (213) 629-5063

INLAND HOLDINGS LLC, a California limited liability company,

                              By: TRUST COMPANY OF THE WEST, a California trust company, as Sub-Custodian for Mellon Bank for the benefit of Account No. CPFF 873-3032, Member

                              By: /s/ Thomas F. Mehlberg
                                  -------------------------
                                  Thomas F. Mehlberg
                                  Managing Director

                              By: /s/ Marc MacAluso
                                  -------------------------
                                  Marc MacAluso
                                  Senior Vice President

                              By: TCW PORTFOLIO NO. 1555 DR V SUB-CUSTODY
                              PARTNERSHIP, L.P., a California limited
                              partnership, Member

                              By:  TCW ROYALTY COMPANY V, a California
                              corporation, Managing General Partner

                                   By: /s/ Thomas F. Mehlberg
                                       ------------------------
                                           Thomas F. Mehlberg
                                           Vice President

                              Address for Notices:

                              865 S. Figueroa Street
                              Los Angeles, California 90017
                              Attention: Arthur R. Carlson
                              Telephone: (213) 244-0053
                              Facsimile: (213) 244-0604

                              With copies to:

                              TCW Asset Management Company
                              1000 Louisana
                              Suite 2175
                              Houston, Texas 77002
                              Attention: Marc MacAluso
                              Telephone: (713) 615-7415
                              Facsimile: (713) 615-7460

                              Milbank, Tweed, Hadley & McCloy LLP
                              601 S. Figueroa Street

                              Los Angeles, California 90017
                              Attention: David A. Lamb, Esq.
                              Telephone: (213) 892-4000
                              Facsimile: (213) 629-5063

JOINT ENERGY DEVELOPMENT INVESTMENTS II LIMITED PARTNERSHIP, a Delaware limited partnership



                    By:  Enron Capital Management II Limited
                         Partnership, its General Partner

                    By:  Enron Capital II Corp., its General Partner


                    By:  /s/ John Hopley
                         --------------------------
                         John Hopley
                         Vice President

                    Address for Notices:

                    Enron North America Compliance Department
                    1400 Smith Street
                    Houston, Texas 77002
                    Attention: Donna W. Lowry
                    Telephone: (713) 853-6161
                    Facsimile: (713) 646-4039/4946

                              TCW PORTFOLIO NO. 1555 DR V SUB-CUSTODY
                              PARTNERSHIP, L.P., a California limited
                              partnership

                              By:  TCW ROYALTY COMPANY V, a California
                              corporation, Managing General Partner


                                    By: /s/ Thomas F. Mehlberg
                                        --------------------------
                                            Thomas F. Mehlberg
                                            Vice President

                              Address for Notices:

                              865 S. Figueroa Street
                              Los Angeles, California 90017
                              Attention: Arthur R. Carlson
                              Telephone: (213) 244-0053
                              Facsimile: (213) 244-0604

                              With copies to:

                              TCW Asset Management Company
                              1000 Louisana
                              Suite 2175
                              Houston, Texas 77002
                              Attention: Marc MacAluso
                              Telephone: (713) 615-7415
                              Facsimile: (713) 615-7460

                              Milbank, Tweed, Hadley & McCloy LLP
                              601 S. Figueroa Street
                              Los Angeles, California 90017
                              Attention: David A. Lamb, Esq.
                              Telephone: (213) 892-4000
                              Facsimile: (213) 629-5063